Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Liberty Global, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the period ended March 31, 2006 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of March 31, 2006 and December 31, 2005, and for the three months ended March 31, 2006 and 2005.

Dated: May 10, 2006	/s/	Michael T. Fries

Michael T. Fries
Chief Executive Officer

Dated: May 10, 2006	/s/	Charles H.R. Bracken

Charles H.R. Bracken
Senior Vice President and Co-Chief Financial Officer
(Principal Financial Officer)

Dated: May 10, 2006	/s/	Bernard G. Dvorak

Bernard G. Dvorak
Senior Vice President and Co-Chief Financial Officer
(Principal Accounting Officer)
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.